                                                                    EXHIBIT 11.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                    June 5, 2009

Van Kampen Series Fund, Inc.
522 Fifth Avenue
New York, New York 10036

           Re: Registration Statement on Form N-14 for the Van Kampen Series Fund, Inc. (the "Registrant")


         We hereby consent to the reference to our firm in Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-14 under the prospectus headings "Information About the Reorganization - Material Federal Income Tax Consequences of the Reorganization" and "Information About the Reorganization - Legal Matters", and in Appendix A to the Statement of Additional Information and under the heading "Legal Counsel" in the incorporated by reference prospectus and statements of additional information of the Funds. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                       Very truly yours,



                                       /s/ Skadden, Arps, Slate
                                           Meagher & Flom LLP